SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement       [ ]   Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            The Park Avenue Portfolio
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 Board of Trustees of The Park Avenue Portfolio
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            ___________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

            ___________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

            ___________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

            ___________________________________________________________

      5)    Total fee paid:   ___________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            ___________________________________________________________

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            ___________________________________________________________

      4)    Date Filed:

            ___________________________________________________________

                                 Preliminary Copy

                            THE PARK AVENUE PORTFOLIO

                    THE GUARDIAN INVESTMENT QUALITY BOND FUND

                 201 Park Avenue South, New York, New York 10003

                               -------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                December 15, 1997

                               --------------------


      A special meeting of the shareholders of THE GUARDIAN INVESTMENT QUALITY BOND FUND (the "Fund"), a series of THE PARK AVENUE PORTFOLIO, will be held on Monday, December 15, 1997, at 9:30 a.m., New York time, for the following purposes:

      1. To consider a proposal to amend the Fund's fundamental investment restriction with respect to borrowing, in order to permit the Fund to engage in dollar rolls, reverse repurchase agreements, and similar transactions;

      2. To consider a proposal to amend the Fund's fundamental investment restriction with respect to issuer diversification; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The meeting will be held at the offices of The Guardian Life Insurance Company of America, 201 Park Avenue South, Mezzanine Floor, New York, New York 10003.

      You are entitled to notice of and to vote at the meeting, and any adjournments thereof, if you owned or had a voting interest in shares of the Fund at the close of business on October 31, 1997.

                                    By order of the Board of Trustees,

                                    Joseph A. Caruso, Secretary

November ___, 1997

             YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

      Please indicate your voting instructions on the enclosed proxy card, date and sign the proxy card, and return it in the accompanying postage-paid envelope. If you sign and date your proxy card but do not provide voting instructions, your shares will be voted FOR all of the proposals. If you are entitled to vote the shares in more than one shareholder account, to vote all your shares you must complete and return a separate proxy card for each account in which you have an interest.

      Please help us to avoid unnecessary expense by completing and mailing your proxy card promptly.

                                 Preliminary Copy

                            THE PARK AVENUE PORTFOLIO

                    THE GUARDIAN INVESTMENT QUALITY BOND FUND

                 201 Park Avenue South, New York, New York 10003

                               -------------------

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                                December 15, 1997

TO THE SHAREHOLDERS:

      A special meeting of shareholders of The Guardian Investment Quality Bond Fund (the "Fund") will be held on December 15, 1997 at 9:30 a.m., New York time, at 201 Park Avenue South, Mezzanine Floor, New York, New York 10003, to consider the proposals listed below. This Proxy Statement describes the proposals to be considered and voted upon at the Special Meeting or any adjournment thereof, and will be first mailed to shareholders on or about [November 4], 1997.

      You are entitled to notice of and to vote at the Special Meeting, and any adjournments thereof, if you owned or had a voting interest in shares of the Fund at the close of business on October 31, 1997 (the "Record Date"). All shares of the Fund will be voted together as one class.

      Please indicate your voting instructions on the enclosed proxy card, date and sign the proxy card, and return it in the accompanying postage-paid envelope. If you sign and date your proxy card but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are entitled to vote the shares in more than one shareholder account, to vote all your shares you must complete and return a separate proxy card for each account in which you have an interest. You may revoke a proxy card by submitting a subsequent proxy card before the Meeting, by timely written notice, or by attending and voting at the Meeting.

      As of the Record Date, there were ___________ Class A shares of the Fund outstanding. The Fund does not offer any other class of shares. Each full share of the Fund is entitled to one vote and fractional shares are entitled to proportionate fractional votes.

      As of the Record Date, Guardian Investor Services Corporation ("GISC"), the Fund's investment adviser, owned _________ Class A shares, and The Guardian Life Insurance Company of America ("Guardian Life"), GISC's indirect parent, owned __________ Class A shares of the Fund. The principal address of GISC and Guardian Life is 201 Park Avenue South, New York, New York 10003. Together, such parties owned ___% of the Fund's shares and intend to vote such shares FOR the proposals presented. [NOTE: If Guardian and GISC own a majority of shares on 10/31/97, so state.] In addition, ___________ shares of the Fund were owned on the Record Date by The Guardian Asset Allocation Fund, a "fund of funds", which intends to vote its shares in proportion to the votes cast by the other shareholders of the Fund who are not affiliated with Guardian Life or GISC. Management does not know of any other person who beneficially owned 5% or more of the Fund's shares as of the Record Date.

      The presence in person or by proxy of the holders of a majority of the shares of the Fund entitled to be voted at the Meeting is required to establish a quorum at the Meeting. If sufficient votes have not been received FOR either proposal, an adjournment of the Meeting may be proposed to permit further solicitation of proxies. The persons named as proxies will vote those shares which they are entitled to vote in their best judgment on the issue of adjournment.

      In tallying shareholder votes, abstentions and broker non-votes (i.e., proxies sent in by brokers and other nominees which cannot be voted because instructions have not been received from the beneficial owners) will be considered to be entitled to be voted on both proposals, but will not be counted as affirmative votes for the purposes of determining the requisite number of votes for approval; in effect, they will be counted as votes against each proposal.

      The expenses of this proxy solicitation will be paid by the Fund. The solicitation of proxies will be made primarily by mail, but also may include telephone or oral communication by officers of the Fund or GISC, or by regular employees of Guardian Life, none of whom will receive compensation from the Fund for their participation in the solicitation. The Fund has retained the services of Management Information Services Corporation to mail the proxy materials and tabulate the votes received. The expenses associated with using the services of this firm cannot be reasonably estimated at this time. However, any such expenses will be paid by the Fund. Failure of a quorum to be present in person or by proxy at the Meeting will result in additional expenses to the Fund.

      The annual report of The Park Avenue Portfolio (the "Portfolio") for the year ended December 31, 1996, and the semi-annual report for the six months ended June 30, 1997, contain the financial statements of the Fund and can be obtained without charge by calling GISC at 1-800-221-3253 or by writing to GISC at 201 Park Avenue South, New York, New York 10003.

                                   * * * * * *

                                 PROPOSAL NO. 1
                      APPROVAL OF AMENDMENT TO THE FUND'S
                       FUNDAMENTAL INVESTMENT RESTRICTION
                             RELATING TO BORROWINGS

      At a meeting held on September 25, 1997, the Fund's Board of Trustees approved an amendment to the Fund's fundamental investment restriction relating to borrowing, and recommended the amendment for approval by the affirmative vote of the required majority of the Fund's outstanding shares. If adopted, the amended restriction would liberalize the Fund's current restrictions on borrowings to permit the Fund to engage in dollar roll and reverse repurchase agreement transactions. The Fund's management believes that the ability to enter into these transactions will provide more investment flexibility to GISC, the Fund's investment adviser, and may enhance the Fund's performance.

      In a dollar roll transaction, the Fund would sell mortgage-backed or other securities for delivery in the current month and simultaneously enter into a contract to purchase substantially similar securities on a specified future date. Where a dollar roll transaction involves mortgage-backed securities, the securities that are to be purchased will be of the same type and have the same coupon rate as the sold securities, but will be supported by different pools of mortgages. The Fund would forego principal and interest paid on the sold securities during the "roll" period, but would be compensated by the difference between the current sales price and the lower forward price for the future purchase. In addition, the Fund can earn interest by investing the transaction proceeds during the roll period.

      In a reverse repurchase agreement transaction, the Fund would sell securities to a bank or securities dealer and agree to repurchase them at an agreed time and price that reflects a market rate of interest. Reverse repurchase agreements involve the risk that the buyer of the sold securities might be unable to deliver them when the Fund seeks to repurchase the securities. If the buyer files for bankruptcy or becomes insolvent, the buyer (or its representative) may ask for and receive an extension of time to decide whether to enforce the Fund's repurchase obligation. The Fund's use of the reverse repurchase agreement's transaction proceeds may be restricted pending such decision.

      The Fund will normally use the proceeds of dollar roll and reverse repurchase agreement transactions to maintain offsetting positions in securities or repurchase agreements that mature on or before the settlement date for the related dollar rolls or reverse repurchase agreements. The market value of securities sold under reverse repurchase agreements is typically greater than the transaction proceeds, so the value of the securities acquired with such proceeds will be lower than the value of the sold securities.

      Both dollar rolls and reverse repurchase agreements may involve leveraging of the Fund's assets. The Fund is leveraged when more than 100% of its assets are invested or committed, which would occur when the proceeds of dollar rolls or reverse repurchase agreements are invested in an attempt to increase the Fund's income. To minimize the risks typically associated with leverage, the Fund will maintain either cash equivalents or liquid debt securities that are marked to market daily in a segregated account with its custodian, in an amount equal to its forward purchase obligation, whenever it enters into dollar rolls or reverse repurchase agreements. Segregating assets will put a practical limit on the extent to which the Fund may engage in these transactions because it will limit the Fund's ability to pursue other investment opportunities.

      Since dollar roll and reverse repurchase agreement transactions are considered to be borrowings, they are subject to the Fund's fundamental investment restriction relating to borrowings. The Fund's present restriction on borrowings effectively precludes the Fund from engaging in these transactions because it prohibits borrowings for purposes other than meeting temporary emergency needs. For this reason, the Board of Trustees recommends that you adopt the proposal to amend the Fund's current fundamental investment restriction relating to borrowings.

      The Fund's current fundamental investment restriction relating to borrowings provides that:

      [The Fund may not ... ] borrow money, except that the Fund may borrow up to 10% of the value of its total assets as a temporary measure for extraordinary or emergency needs, such as enabling the Fund to meet redemption requests which might otherwise require the sale of portfolio securities at a time when it is not in the Fund's best interests. The Fund may not, however, borrow money for investment purposes.

      As proposed, the amended version of this fundamental investment restriction would read as follows:

      [The Fund may not ... ] borrow money, except that the Fund may (i) borrow up to 10% of the value of its total assets (not including the amount borrowed) for temporary or emergency purposes; and (ii) engage in reverse repurchase agreements, dollar rolls or other transactions which may involve a borrowing from banks or other persons, provided that the aggregate amount involved in all such transactions shall not exceed 33 1/3% of the value of the Fund's total assets (including the amount borrowed) less liabilities (other than borrowings) or such other percentage permitted by law. (Revised language is in italics.)

      If approved, the primary effect of this amended fundamental investment restriction would be to allow the Fund to borrow up to 33 1/3% (or a greater amount if permitted by law) of its total assets (including the amount borrowed) less liabilities (other than borrowings) through transactions which may involve borrowings. As currently interpreted by the Securities and Exchange Commission ("SEC"), the Investment

Company Act of 1940 (the "1940 Act") limits borrowing by mutual funds to 33 1/3% of total assets, less liabilities.

      Additionally, the proposed amendment would provide more investment flexibility to GISC in managing the Fund's portfolio. As a result, as long as it is consistent with the Fund's investment objective, GISC could pursue investment strategies that it must forego under the Fund's current fundamental investment restriction.

Required Vote

      The amendment to the Fund's fundamental investment restriction for borrowings must be approved by the affirmative vote of a majority of the Fund's outstanding voting shares entitled to vote at the meeting, within the meaning of the 1940 Act. The required majority is the lesser of (1) 67% or more of the shares present at the meeting, if at least 50% of the outstanding shares entitled to vote are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting. If the proposal fails to attract the required vote for approval, the current fundamental investment restriction will remain in effect.

                         THE BOARD OF TRUSTEES RECOMMENDS
                       THAT YOU VOTE "FOR" PROPOSAL NO. 1.

                                   * * * * * *

                                  PROPOSAL NO. 2

                       APPROVAL OF AMENDMENT TO THE FUND'S
                        FUNDAMENTAL INVESTMENT RESTRICTION
                         REGARDING ISSUER DIVERSIFICATION

      The Fund is a "diversified" mutual fund under the 1940 Act, which means that the Fund (1) may invest only a limited percentage of its assets in the securities of a single issuer, and (2) may acquire a limited percentage of the securities of any issuer. The 1940 Act provides that a diversified fund may, with respect to 75% of its total assets, invest no more than 5% of its assets in the securities of any single issuer or acquire more than 10% of the outstanding voting securities of any issuer. For the remaining 25% of total assets, the 1940 Act permits a diversified fund to invest without regard to these 5% and 10% limitations. In effect, the 1940 Act provides that diversified mutual funds may establish a "basket" of up to 25% of assets which may be invested without regard to the per issuer limitations.

      The Fund's current fundamental investment restriction relating to diversification is more limiting than the requirements of the 1940 Act. The Fund's investment restriction imposes the percentage limitations on investment in a single issuer with respect to 100% of the Fund's assets, rather than 75%, as permitted by the 1940 Act. As a result, the Fund lacks the full flexibility provided by the 1940 Act. The Fund is seeking your approval to amend this restriction to enable the Fund to take advantage of the "25% basket", while remaining fully diversified with respect to 75% of its assets. If the amendment is approved, the Fund would gain greater investment flexibility, while maintaining its status under the 1940 Act as a diversified Fund.

      The Fund does not intend to invest more than 5% of its assets in any single issuer on a routine basis. Rather, the proposed amendment is intended to facilitate the Fund's ability to pursue attractive investment opportunities in certain securities markets, such as the market for asset-backed securities. Currently, the 5% per issuer limitation can restrict the Fund's ability to purchase certain securities that are subject to a legal determination under the 1940 Act as to the identity of the "issuer" of the securities. This analysis is necessary to determine whether the purchase would cause the Fund to have more than 5% of its assets invested in a single issuer. This analysis can be highly technical and time-consuming, with the result that the opportunity to purchase the securities at a favorable price may be lost. Management believes that the Fund would benefit by the amended investment restriction to the extent that the Fund is given additional flexibility, within the 25% basket, to invest in these types of securities as the opportunities arise.

      If the amendment is approved and the Fund then invests more than 5% of its assets in any one security, the Fund will encounter additional risk associated with the greater impact of a single security on its performance. Although this risk cannot be eliminated, GISC will endeavor to minimize this risk in selecting portfolio investments for the Fund.

      Currently, the Fund's fundamental investment restriction relating to issuer diversification provides that:

      [The Fund may not ... ] invest more than 5% of the value of its total assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities, or any other class of securities, of any one issuer. For purposes of this restriction, all outstanding debt securities of an issuer are considered as one class, and all preferred stock of an issuer is considered as one class. This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities.

      As proposed, the amended fundamental investment restriction would read as follows:

      [The Fund may not ... ], with respect to 75% of its total assets, invest more than 5% of the value of its total assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities, or any other class of securities, of any one issuer. For purposes of this restriction, all outstanding debt securities of an issuer are considered as one class, and all preferred stock of an issuer is considered as one class. This restriction does not apply to obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities. (New language is in italics.)

      The Trustees have approved the amendment to this investment restriction, and recommend that shareholders approve the amendment at the Special Meeting. The Trustees believe that adoption of this amended fundamental investment restriction would be in the best interests of shareholders.

Required Vote

      The amendment to the Fund's fundamental investment restriction regarding issuer diversification must be approved by the affirmative vote of a majority of the Fund's outstanding voting shares entitled to vote at the meeting, within the meaning of the 1940 Act. The required majority is the lesser of (1) 67% or more of the shares present at the meeting, if at least 50% of the outstanding shares entitled to vote are present or represented by proxy; or (2) more than 50% of the outstanding shares of the Fund entitled to vote at the meeting. If the proposal fails to attract the required vote for approval, the current fundamental investment restriction will remain in effect.

                         THE BOARD OF TRUSTEES RECOMMENDS
                       THAT YOU VOTE "FOR" PROPOSAL NO. 2.

                                   * * * * * *

                        Investment Adviser and Distributor

      Guardian Investor Services Corporation ("GISC"), 201 Park Avenue South, New York, New York 10003, serves as investment adviser and distributor for the Fund. GISC is a wholly-owned subsidiary of The Guardian Insurance & Annuity Company, Inc., which is a wholly-owned subsidiary of Guardian Life.

                         Future Meetings of Shareholders

      As a Massachusetts business trust, the Portfolio is not required to hold Annual Meetings of Shareholders and does not plan to do so. The Board of Trustees may call Special Meetings of Shareholders from time to time for action by shareholder vote as may be required by the 1940 Act or the Portfolio's Declaration of Trust.

                                  Other Matters

      The Trustees know of no other matters to be presented at the Meeting. However, if any other business should properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares of the Fund with respect to such matters in their discretion.


                                          By order of the Board of Trustees,


                                          Joseph A. Caruso
                                          Secretary

Dated: November __, 1997

                                 Preliminary Copy

                            THE PARK AVENUE PORTFOLIO
                              201 Park Avenue South
                             New York, New York 10003

November __, 1997

Dear Shareholder:

      I am writing to inform you that a special meeting of shareholders of The Guardian Investment Quality Bond Fund will be held on Monday, December 15, 1997 to vote on two important proposals. This package contains information about the proposals and materials for you to use when voting by mail.

      The primary purpose of the Special Meeting is to seek your approval to change two of the Fund's fundamental investment restrictions. Management believes these changes will provide the Fund with greater flexibility in its investments, and may enhance the Fund's returns. The first proposed change would enable the Fund to engage in investment techniques called "dollar rolls" and "reverse repurchase agreements". The second change would allow the Fund to invest a greater percentage of its assets in a single issuer, so that the Fund will have the full flexibility provided by law. Each of these proposals is described in the enclosed Proxy Statement.

      Please vote and return your proxy promptly. Your vote is essential, no matter how many shares you own. Your prompt vote will eliminate the need to send additional mailings at a later time to increase voter participation.

      Your participation is important. Everything you need in order to vote by mail is enclosed. You are entitled to one vote for each share you own. Fractional votes will be counted. To cast your vote, simply record your instructions on the enclosed card. If you are entitled to vote the shares in more than one shareholder account, you must complete and return a separate card for each account in which you have an interest. Be sure to date and sign each card before mailing it in the enclosed postage-paid envelope. If you date, sign and return your card, but do not record your votes, your shares will be voted FOR both proposals.

      We appreciate your careful consideration of the proposals described in the enclosed proxy statement and thank you for your participation in this important initiative for your Guardian fund.

                                                Sincerely,

                                                Joseph D. Sargent, CLU
                                                Chairman

                            THE PARK AVENUE PORTFOLIO

                    The Guardian Investment Quality Bond Fund

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned, revoking any previously executed proxies, hereby appoints Frank
J. Jones, Thomas R. Hickey, Jr. and Frank L. Pepe as proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote all shares of The Guardian Investment Quality Bond Fund held of record by the undersigned on October 31, 1997 on each of the proposals specified on the reverse side, and upon any other business that may properly come before the Special Meeting of Shareholders to be held at 201 Park Avenue South, Mezzanine Floor, New York, NY 10003 on December 15, 1997 at 9:30 a.m. New York time and at any adjournments thereof.

Receipt of the Notice of Special Meeting and the accompanying Proxy Statement which describes the matters to be considered and voted on is hereby acknowledged.

                                       Date_______________________________, 1997

                                       PLEASE sign exactly as your name(s)
                                       appear(s) on your account and this
                                       proxy card. When signing as attorney,
                                       executor, trustee, administrator,
                                       guardian, etc., please give full
                                       title. Corporate, partnership and
                                       trust owners should have this proxy
                                       signed by an authorized person, and
                                       that person's title should be given.


                                       ----------------------------------------
                                       Signature(s) and, if applicable, Title(s)

                                       PLEASE SIGN, DATE, AND RETURN PROMPTLY IN
                                         THE ENCLOSED POSTAGE-PAID ENVELOPE.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE ACCOUNT HOLDER. IF YOU SIGN AND DATE THIS PROXY CARD, BUT DO NOT SPECIFY YOUR VOTE BELOW, THE PERSONS NAMED AS PROXIES WILL VOTE YOUR SHARES FOR EACH PROPOSAL. IF SHARES OF THE FUND ARE HELD IN MORE THAN ONE ACCOUNT IN YOUR NAME, A SEPARATE PROXY CARD IS PROVIDED FOR EACH ACCOUNT IN WHICH YOU OWNED SHARES AS OF OCTOBER 31, 1997. PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF EACH PROPOSAL.

The proxies named herein will vote the shares of The Guardian Investment Quality Bond Fund held of record by the person whose signature appears on the reverse side of this card in accordance with the voting procedures described in the accompanying proxy statement.

Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink. |_|

--------------------------------------------------------------------------------

                                                       FOR    AGAINST    ABSTAIN

1.    To amend The Guardian Investment Quality         |_|      |_|        |_|
      Bond Fund's fundamental investment
      restriction with respect to borrowing.

2.    To amend The Guardian Investment Quality         |_|      |_|        |_|
      Bond Fund's fundamental investment
      restriction with respect to issuer
      diviersification.

Please complete this proxy card today. Your prompt response will save the expense of additional mailings.